UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

                            Indiana                            1-15983                        38-3354643
             (State or other jurisdiction       (Commission                   (IRS Employer

                      of incorporation)                   File No.)                    Identification No.)

2135 West Maple Road

Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition

The information set forth in Item 7.01 is incorporated in this Item 2.02 by reference.

Item 7.01.     Regulation FD Disclosure

ArvinMeritor, Inc. (the “Company”) announced today that as of September 28, 2008, it participates in accounts receivables factoring and securitization programs with total amounts utilized of approximately $521 million.  Of that total, $111 million was attributable to the Company’s U.S. securitization facility, which is provided on a committed basis by SunTrust Bank through September 2009 (with Three Pillars Funding LLC acting as the conduit lender).

Of the total, $167 million and $141 million were attributable to a Swedish securitization facility and a French factoring facility, respectively, both of which involve the securitization or sale of AB Volvo accounts receivable. Both are backed by 364-day liquidity commitments from Nordea Bank. The French program liquidity commitment is up for renewal in November 2008, and the Swedish program liquidity commitment is up for renewal in March 2009. The Company, based on discussions with and a written non-binding letter of comfort from Nordea Bank regarding their present intentions, fully expects both commitments to extend for an additional 364-day term from the respective renewal dates. The commitments are subject to standard terms and conditions for these types of arrangements (including, in the case of the French commitment, a sole discretion clause whereby the bank retains the right to not purchase receivables, which to the Company’s knowledge has never been invoked).

Accordingly, as of September 28, 2008, a total of $419 million of the Company’s September 28, 2008 securitization/factoring balances were attributable to committed facilities by established banks.

In addition, the Company’s revolving credit facility was available to the Company in an unused/undrawn amount of $626 million as of September 28, 2008 and the Company’s cash balances totaled $484 million.

For additional information about ArvinMeritor’s receivable facilities and revolving credit facility (including a description of maturity, interest rates, guarantees, collateral, and covenants), see Notes 7 and 16 of the Notes to the Consolidated Financial Statements in ArvinMeritor’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and Notes 8 and 16 of the Notes to Consolidated Financial Statements in ArvinMeritor’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2008. The September 28, 2008 numbers provided in this Form 8-K are unaudited and subject to finalization in the Company’s fiscal 2008 audited financial statements.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II

                                                                    Vernon G. Baker, II

                                                                    Senior Vice President and General Counsel

Date: October 27, 2008